Exhibit T3A-81

                              ARTICLES OF AMENDMENT

                                       OF

               OGDEN MARTIN SYSTEMS OF ALEXANDRIA/ARLINGTON. INC.

To the State Corporation Commission
Commonwealth of Virginia

The following Articles of Amendment are hereby submitted pursuant to the provisions of the Virginia Stock Corporation Act on behalf of the corporation hereinafter named.

1.       The name of the corporation is OGDEN MARTIN SYSTEMS OF
         ALEXANDRIA/ARLINGTON, INC.

2. Article First of the Articles of Incorporation of the corporation is hereby amended to read as follows: The corporate name for the corporation is COVANTA ALEXANDRIA/ARLINGTON. INC.

3.       The date of adoption of the amendment herein provided for was February
         28. 2001.

4. The amendment herein provided for was adopted by unanimous consent of all of the shareholders of the corporation.

The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment herein provided for are as follows:

DESIGNATION                      NUMBER OF                       NUMBER OF VOTES
                               OUTSTANDING SHARES

The total number of votes cast for and against the amendment herein provided for by each voting group entitled to vote separately on the said amendment is as follows:

DESIGNATION                      NUMBER OF VOTES                 NUMBER OF VOTES
                                 CAST FOR AMENDMENT              CAST AGAINST
                                                                       AMENDMENT

The number of votes cast for the amendment herein provided for by each said voting group was sufficient for approval by that voting group.

Executed on March 10, 2001


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COVANTA ALEXANDRIA/ARLINGTON, INC.
/s/
----------------------------------
Name
Title

                                        2

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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                 March 22. 2001

The State Corporation Commission has found the accompanying articles submitted on behalf of

COVANTA ALEXANDRIA/ARLINGTON, INC. (formerly OGDEN MARTIN SYSTEMS OF ALEXANDRIA/ARLINGTON, INC.)

to comply with the requirements of law, and confirms payment of all related fees

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective March 22, 2001, at 03:49 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                                STATE CORPORATION COMMISSION

                                                By /s/
                                                   -----------------------------
                                                   Commissioner

                                        3

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                              ARTICLES OF AMENDMENT

                                       OF

               ALEXANDRIA/ARLINGTON RESOURCE RECOVERY CORPORATION

         Pursuant to the provisions of Section 13.1-58 of the Virginia Stock Corporation Act, the undersigned corporation executes the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation prior to this amendment is Alexandria/Arlington Resource Recovery Corporation.

         2. The following amendment of the articles of Incorporation was adopted by the sole stockholder on October 1985:

         The First article of the Articles of Incorporation of the Corporation is amended to read as follows:

                  "First: The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                  Ogden Martin Systems of Alexandria/Arlington, Inc."

         3. On October 22, 1985 the Board of Directors of the Corporation found the amendment to the Articles of Incorporation to be in the best interest of the Corporation, adopted the amendment, and directed that the amendment be submitted to a vote by the sole stockholder of the Corporation. On October 9, 1985, the sole stockholder adopted the amendment to the Articles of Incorporation in an action without a meeting.

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         4. The total number of shares which, at the time of adoption of the amendment, were outstanding, was 1,000; entitled to vote thereon, 1,000; voted for amendment, 1,000; voted against the amendment, 0.

                                                ALEXANDRIA/ARLINGTON
                                                RESOURCE RECOVERY CORPORATION

                                                /s/
                                                --------------------------------
                                                Executive Vice President

                                                /s/ Bruce W. Stone
                                                --------------------------------
                                                Secretary

                                        5

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261064

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                           RICHMOND, October 31, 1985

The accompanying articles having been delivered to the State Corporation Commission on behalf of

OGDEN MARTIN SYSTEMS OF ALEXANDRIA/ARLINGTON, INC. (formerly
ALEXANDRIA/ARLINGTON RESOURCE RECOVERY CORPORATION)

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                                STATE CORPORATION COMMISSION

                                                By /s/ Elizabeth B. Lacy
                                                   -----------------------------
                                                   Commissioner

                                        6

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                            ARTICLES OF INCORPORATION
                                       OF
               ALEXANDRIA/ARLINGTON RESOURCE RECOVERY CORPORATION

                  FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is:

         Alexandria/Arlington Resource Recovery Corporation

                  SECOND: The period of the duration of the Corporation shall be perpetual.

                  THIRD: The post office address of the initial registered office of the Corporation in Virginia is 5511 Staples Mill Road, Richmond, County of Henrico, Virginia 23228 and the name of its registered agent at such address is Edward R. Parker, Esq., a resident of the Commonwealth of Virginia and a member of the Virginia State Bar.

                  FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock with a par value of One Dollar ($1.00) per share.

                  FIFTH: The number of Directors constituting the initial Board of Directors of the Corporation is five (5) and the names and addresses of the persons who are to serve as the initial Directors until the first annual meeting of the shareholders or until these successors are duly elected and shall qualify are:

         A. James Clark Lawrence C. Nussdorf 4930 Del Ray Avenue 4930 Del Ray Avenue Bethesda, Maryland 20814 Bethesda, Maryland 20814

         A.S. McGaughan, Jr. Joseph M. Kenith 4930 Del Ray Avenue 2200 Century Parkway, N.E. Bethesda, Maryland 20814 Atlanta, Georgia 30345

                                W. Dennis Carroll
                           2200 Century Parkway, N.E.
                             Atlanta, Georgia 30345

                  SIXTH: The purposes for which the Corporation is formed are:

                                        7

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                  To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Virginia Stock Corporation Act.

                  SEVENTH: The following provision is hereby adopted for the purpose of defining the preemptive rights of the stockholders:

                  No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by the Articles of Incorporation of the Corporation as from time to time amended.

                  EIGHTH: The name and address of the Incorporator is:

                                 Coralyn G. Mann
                          1050 Connecticut Avenue, N.W.
                           Washington, D.C. 20036-5339

Dated: September 6, 1984                        /s/ Coralyn G. Mann
                                                --------------------------------
                                                Coralyn G. Mann

                                        8

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261064

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                          RICHMOND, September 13, 1984

The accompanying articles having been delivered to the State Corporation Commission on behalf of

               ALEXANDRIA/ARLINGTON RESOURCE RECOVERY CORPORATION

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF INCORPORATION

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                                STATE CORPORATION COMMISSION

                                                By /s/ Thomas P. Harwood, Jr.
                                                   -----------------------------
                                                           Commissioner

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